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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           ARIAD Pharmaceuticals, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                    Delaware                                22-3106987
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    (State of Incorporation or Organization)                (I.R.S. Employer
                                                            Identification no.)

26 Landsdowne Street, Cambridge, Massachusetts              02139
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  (Address of Principal Executive Offices)                  (Zip Code)

If this form relates to the              If this form relates to the
registration of a class of securities    registration of a class of securities
pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
Exchange Act and is effective pursuant   Exchange Act and is effective pursuant
to General Instruction A.(c), please     to General Instruction A.(d), please
check the following box. [ ]             check the following box. |X|



Securities Act registration statement file number to which this form relates:___
                                                               (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class           Name of Each Exchange on Which
          to be so Registered           Each Class is to be Registered

Not applicable                       Not applicable
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Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Stock Purchase Rights
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                                (Title of Class)


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                                (Title of Class)

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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         As of June 8, 2000, the Company and State Street Bank and Trust Company, as Rights Agent (the "Rights Agent") entered into Amendments Nos. 2 and 3 (the "Amendments") to the Rights Agreement, dated December 15, 1994, between the Company and the Rights Agent (the "Rights Agreement"). As a result of the Amendments, the Rights Agreement will terminate upon the adoption of a new rights agreement by the Company and the setting of a record date under such new rights agreement.

         The text of the Amendments are attached as Exhibit 1 and Exhibit 2 and incorporated herein by reference. The foregoing descriptions of the Amendments are qualified by reference to Exhibit 1 and Exhibit 2.


Item 2.  EXHIBITS.

         1. Amendment No. 2 to Rights Agreement, dated as of June 8, 2000, between ARIAD Pharmaceuticals, Inc. and State Street Bank and Trust Company, as Rights Agent.

         2. Amendment No. 3 to Rights Agreement, dated as of June 8, 2000, between ARIAD Pharmaceuticals, Inc. and State Street Bank and Trust Company, as Rights Agent.

         3. Press Release issued by ARIAD Pharmaceuticals, Inc., dated June 19, 2000.

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             ARIAD PHARMACEUTICALS, INC.


Dated: June 19, 2000                         By: /s/ Jay R. LaMarche
                                                 ------------------------
                                                 Name: Jay R. LaMarche
                                                 Title:   Treasurer